UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Maxwell Technologies, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAXWELL TECHNOLOGIES, INC.
9244 BALBOA AVENUE
SAN DIEGO, CALIFORNIA 92123

NOTICE OF THE 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2004

To the Stockholders of
Maxwell Technologies, Inc.

The 2004 Annual Meeting of Stockholders of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), will be held on May 6, 2004 at 11:00 a.m., local time, at the Courtyard by Marriott hotel located at 8651 Spectrum Center Drive, San Diego, California 92123, for the purpose of considering and voting upon:

1.	A proposal to elect two directors to hold office until the 2007 annual meeting of stockholders.

Stockholders may also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the annual meeting.

The Board of Directors has fixed the close of business on March 8, 2004, as the record date for determining stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

Richard Smith
Secretary

April 8, 2004
San Diego, California

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING, EVEN IF YOU PREVIOUSLY RETURNED A SIGNED PROXY.

MAXWELL TECHNOLOGIES, INC.
9244 Balboa Avenue, San Diego, California 92123

PROXY STATEMENT FOR THE 2004 ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 6, 2004

GENERAL INFORMATION

This Proxy Statement is first being mailed on or about April 8, 2004 to the stockholders of Maxwell Technologies, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the 2004 Annual Meeting of the Stockholders of the Company to be held on May 6, 2004 at 11:00 a.m., local time, at the Courtyard by Marriott hotel located at 8651 Spectrum Center Drive, San Diego, California 92123 (the “Meeting”) and any adjournment or postponement thereof. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the stockholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Meeting and any adjournment or postponement thereof.

The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. In addition to the use of the mails, some of the Company’s directors, officers and regular employees, without extra compensation, may solicit proxies by telephone, personal interview, or other means.

The Company’s Annual Report to Stockholders, which includes the Company’s Annual Report for the year ended December 31, 2003 on Form 10-K, is being mailed to stockholders concurrently with the mailing of this Proxy Statement. The Annual Report contains, among other things, financial information regarding the Company and a discussion of developments in the Company’s business during the fiscal year ended December 31, 2003. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is being made.

VOTING RIGHTS

The close of business on March 8, 2004 (the “Record Date”) has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. As of the Record Date, the Company had outstanding and entitled to vote 14,439,519 shares of Common Stock. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting.

The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the appointment of independent auditors.

With regard to the election of directors, the two nominees who receive the greatest number of votes will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors. In matters other than the election of directors, the matter must be approved by a majority of the votes cast on each matter. Under Delaware law and the Company’s Amended and Restated Bylaws (“Bylaws”), abstentions are counted as votes cast, and therefore have the same effect as votes against a matter. Broker non-votes, on the other hand, are not considered to be votes cast and have no effect on the outcome of the matter.

All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes, with the terms of office of each class ending in successive years. The term of the directors currently serving in Class II expires with the Meeting. The directors in Class III and Class I will continue in office until their terms expire at the 2005 and 2006 Annual Meeting of Stockholders, respectively. The directors elected in Class II at the Meeting will hold office for a term expiring at the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Holders of Common Stock are entitled to cast one vote for each share held for two nominees for director in Class II. The two nominees receiving the greatest number of votes will be elected directors of the Company in Class II. It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the nominees named below. While the Company has no reason to believe that either of the nominees will be unable to stand for election as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee as may be selected by the Board of Directors.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director. No nominee has any family relationship with any other nominee or with any of our executive officers or directors.

Set forth below is certain information regarding the nominees for director and the other directors of the Company who will continue in office for terms extending beyond the Meeting. The nominees for director were nominated by non-management directors of the Company.

NOMINEES FOR ELECTION AS DIRECTORS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Mark Rossi, 47 (Class II)
Mr. Rossi was appointed a director of the Company in November 1997 and elected to a full term at the Company’s Annual Stockholder Meeting in January 1998. Mr. Rossi is a Senior Managing Director of Cornerstone Equity Investors, L.L.C., a New York-based private equity firm with assets under management in excess of $1 billion. Prior to the formation of Cornerstone Equity Investors in 1996, Mr. Rossi was President of Prudential Equity Investors, Inc. Mr. Rossi’s industry focus is on technology-related and telecommunications companies. He is a member of the Board of Directors of True Temper, Inc. and Novatel Wireless, Inc., as well as several privately held companies.

Jean Lavigne, 65 (Class II)
Mr. Lavigne was appointed a director of the Company in August 1999. Until his retirement at the end of 2002, Mr. Lavigne served as Vice President and Country President in France and Belgium for Motorola, Inc., and he was President and Chief Executive Officer of Motorola, SA. Prior to joining Motorola, Mr. Lavigne was with Digital Equipment Corporation (“DEC”) in Europe where he was responsible for Interconnect Technology and served as a member of DEC’s European Government Affairs Team.

DIRECTORS CONTINUING IN OFFICE UNTIL THE
2005 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
Robert Guyett, 67 (Class III)
Mr. Guyett was appointed a director in January 2000 and appointed Chairman in May 2003. He is a director and Treasurer of the Christopher Reeve Paralysis Foundation. Since 1995, he has been President and Chief Executive Officer of Crescent Management Enterprises, and from 1991—1995, he was a director and Chief Financial Officer of Engelhard Corp. From 1987-1991, Mr. Guyett was a director and Chief Financial Officer of Fluor Corporation. Mr. Guyett is a director of Newport Corp. and several privately held companies.

Carlton J. Eibl, 43 (Class III)
Mr. Eibl was appointed a director in July 1998 and served as Chief Executive Officer of the Company from November 1999 to April 2003. Since April 2003, he has been a Managing Director and Chief Operating Officer of Enterprise Partners Venture Capital, a venture capital firm based in San Diego. From February 1999 until he formally joined the Company on December 1, 1999, Mr. Eibl served as President and Chief Operating Officer of Stratagene Corporation, a privately held biotechnology company. Prior thereto, Mr. Eibl held various executive positions with Mycogen Corporation, a diversified, publicly held agribusiness and biotechnology company. Mr. Eibl joined Mycogen in 1993 as Executive Vice President and General Counsel. In 1995, he was appointed President and Chief Operating Officer and in 1997 he became Chief Executive Officer. The Dow Chemical Company acquired Mycogen at the end of 1998.

DIRECTORS CONTINUING IN OFFICE UNTIL THE
2006 ANNUAL MEETING OF STOCKHOLDERS

Name and Age	Period Served as a Director, Positions and Other Relationships with the Company, and Business Experience
José L. Cortes, 38 (Class I)
Mr. Cortes was appointed a director of the Company in July 2002. Mr. Cortes is Chairman of Montena, SA, which sold its Montena Components, Ltd., subsidiary to Maxwell in July 2002. Mr. Cortes, who resides in Zürich, Switzerland, also is a principal of GroCor Asset Management, AG, an asset management firm, and GenTurica, a private equity holding firm.

Richard D. Balanson, 54 (Class I)
Dr. Balanson was appointed President, Chief Executive Officer of the Company in April 2003 and was elected a director in May 2003. Dr. Balanson was appointed President and Chief Operating Officer of the Company in May 2002. From August 1999 to May 2002, he was a Vice President of the Company and President of the Company’s former Maxwell Electronic Components Group. From 1996 until joining the Company in August 1999, Dr. Balanson was the president and chief operating officer for 3D Systems, a California-based manufacturer of rapid prototyping equipment. From 1994 to 1996, Dr. Balanson was the general manager and executive vice president of Maxtor Corporation, and before that was president and chief operating officer of Applied Magnetics Corporation.

Recommendation of the Board

The Board recommends that stockholders vote FOR the election of each of the nominees identified above.

Board of Directors Meetings and Committees

The Board of Directors is composed of six members, three of whom were determined by the board to be independent within the meaning of the NASD listing standards. These independent directors are Messrs. Rossi, Guyett and Lavigne. During the fiscal year ended December 31, 2003, the Board held seven meetings. During the fiscal year ended December 31, 2003, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively. The Company also encourages all members of the Board to attend the Company’s annual meeting of stockholders each year. All members of the Board attended the Company’s 2003 Annual Meeting.

Stockholders may communicate with members of the Company’s Board by mail addressed to the full Board, a specific member of the Board or to a particular committee of the Board at Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123.

The Board also has established an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new auditors to perform any proposed non-permissible audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in the Company’s Annual Report and Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. The Audit Committee is composed of Messrs. Rossi, Guyett and Lavigne. Mr. Guyett is the Chairman of the Audit Committee. The Audit Committee met five times during the fiscal year ended December 31, 2003.

All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). Mr. Guyett has been designated by the Board as the Audit Committee’s financial expert. Mr. Guyett is independent of management, as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. The Audit Committee has adopted a written Audit Committee Charter that is attached as Exhibit “A” to these proxy materials.

Compensation Committee

The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company’s equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of Messrs. Rossi, Guyett, Lavigne and Cortes. Mr. Rossi is the Chairman of the Compensation Committee. The Compensation Committee met three times during the fiscal year ended December 31, 2003. Messrs. Rossi, Guyett and Lavigne are independent of management (as independence is defined in the NASD listing standards).

Nominating Committee

The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s Board and committees thereof, nominates specific individuals to be elected as officers of the Company by the Board, establishes a process for monitoring compliance with the Company’s Code of Business Conduct and Ethics and recommends guidelines and policies for corporate governance adoption by the Board. The Nominating Committee is composed of Messrs. Eibl, Guyett, Rossi, Cortes, Lavigne and Balanson as ex-officio. Mr. Lavigne is the Chairman of the Nominating Committee. The Nominating Committee met in the context of the Company’s regular Board of Directors meetings twice during the fiscal year ended December 31, 2003.

Messrs. Rossi, Guyett and Lavigne are independent of management (as independence is defined in the NASD listing standards). The Nominating Committee has adopted a written Nominating Committee Charter which is available on the Company’s website at www.maxwell.com.

When considering a potential candidate for membership on the Company’s Board, the Nominating Committee considers relevant business and industry experience and demonstrated character and judgment. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Company’s Board by a stockholder. The Nominating Committee has not received any recommended nominations from any of the Company’s stockholders in connection with the Meeting.

The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.4 of the Company’s Bylaws. The procedure provides that a notice relating to the nomination must be timely given in writing to the secretary of the Company prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a stockholder proposal as described under “Stockholder Proposals.” Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee and contain information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees, officers (including the Company’s principal executive officer, principal financial officer, controller and persons performing similar functions) and directors. The Company’s Code of Business Conduct and Ethics is posted on the Company’s website at www.maxwell.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123. Any changes or waivers of the Code of Business Conduct and Ethics for the Company’s principal executive officer, principal financial officer, controller and persons performing similar functions will be disclosed on the Company’s website.

Report of the Audit Committee

The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Company’s Board. The members of the Audit Committee are Messrs. Rossi, Guyett and Lavigne. The Audit Committee recommends to the Board the selection of the Corporation’s independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee monitors and oversees these processes on behalf of the Board.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee discussed with the independent auditors the firm’s independence from the Company and its management.

Based on the Audit Committee’s discussion with management and the independent auditors as well as the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

Dated: February 26, 2004

AUDIT COMMITTEE
Mark Rossi
Robert Guyett
Jean Lavigne

INDEPENDENT AUDITORS

Change in Accountant

Effective March 27, 2003 the Company engaged Deloitte & Touche LLP to serve as the Company’s principal accountant to audit the Company’s financial statements for the fiscal year ending December 31, 2003. Ernst & Young continued to serve as the Company’s principal accountant to audit the Company’s financial statements for the fiscal year ended December 31, 2002, through the completion of that audit and the date of the Company’s Annual Report on Form 10-K for that period. The change in the Company’s principal accountant was approved by the Audit Committee.

The reports of Ernst & Young with respect to the Company’s financial statements for the fiscal years ended December 31, 2002 and December 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2002 and December 31, 2001 and the period from December 31, 2002 through the end of Ernst & Young’s engagement by the Company, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in its report on the Company’s financial statements for such years.

During the fiscal years ended December 31, 2002 and December 31, 2001 and the period from December 31, 2002 to the date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the Company did not consult with Deloitte & Touche LLP regarding either the application of accounting principals to a specified transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Pursuant to Item 304(a)(3) of Regulation S-K the Company requested that Ernst & Young furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter was included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2003.

On March 29, 2004, the Audit Committee received a letter from Deloitte & Touche LLP identifying a reportable condition under the standards established by the American Institute of Certified Public Accounts and advising us that, in their judgment, the reportable condition constitutes a material weakness under such standards. In planning and performing the audit of our consolidated financial statements for the year ended December 31, 2003, Deloitte & Touche LLP observed that the Company has experienced significant turnover during 2003 in our financial accounting and reporting function, which has resulted in the loss of in-house expertise in the areas of generally accepted accounting principals (GAAP) and the financial statements reporting requirements of the SEC. In their March 29, 2004 letter to us, Deloitte & Touche LLP recommended that we reassess our current accounting and reporting organization/positions and hire additional personnel with GAAP and SEC reporting expertise as soon as possible to augment current resources. Our Audit Committee has discussed with Deloitte & Touche LLP the matters raised in its March 29, 2004 letter to the Audit Committee. We have authorized Deloitte & Touche LLP to respond fully to the inquiries of our successor accountant concerning the subject matter of such letter.

We have been informed that Deloitte & Touche LLP is resigning as our independent auditors and on March 31, 2004, we filed a Current Report on Form 8-K regarding this matter. Representatives of Deloitte & Touche LLP are not expected to be present at the Meeting.

The report of Deloitte & Touche LLP with respect to the Company’s financial statements for the fiscal year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2003 and the period from December 31, 2003 through the end of Deloitte & Touche LLP’s engagement with the Company, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreements in its report on the Company’s financial statements for such year.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter will be filed with the SEC promptly upon receipt.

Audit Fees

As of March 31, 2004, the aggregate fees payable to Deloitte & Touche LLP for the fiscal year ended December 31, 2003 for professional services rendered in connection with the audit of the Company’s consolidated financial statements and reviews of the Company’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q were approximately $236,000. As of March 31, 2004, the Company had not received a final bill from Deloitte & Touche LLP for professional services rendered in connection with such services.

The aggregate fees incurred and payable to Ernst & Young for the fiscal years ended December 31, 2003 and December 31, 2002 for professional services rendered in connection with the audit of the Company’s consolidated financial statements and reviews of the Company’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q were approximately $0 and $535,000, respectively.

Audit Related Fees

The aggregate fees incurred and payable to Deloitte & Touche LLP for professional services rendered in connection with statutory audits and the audit of the Company’s 401(k) Plan during the fiscal year ended December 31, 2003 were approximately $33,000.

The aggregate fees incurred and payable to Ernst & Young for professional services rendered in connection with statutory audits and the audit of the Company’s 401(k) Plan during the fiscal years ended December 31, 2003 and December 31, 2002 were approximately $0 and $24,000, respectively.

Tax Fees

The aggregate fees incurred and payable to Deloitte & Touche LLP for professional services rendered in connection with tax advice or tax planning were approximately $15,000.

Ernst & Young did not render any professional services during the fiscal years ended December 31, 2003 or December 31, 2002 in connection with tax advice or tax planning.

All Other Fees

The aggregate fees incurred and payable to Deloitte & Touche LLP for all professional services rendered during the fiscal year ended December 31, 2003, except for Audit Fees and Audit Related Fees, were approximately $32,000. Services provided include an evaluation made in connection with our strategic manufacturing and marketing alliance with Yeong-Long Technologies Co., Ltd.

The aggregate fees incurred and payable to Ernst & Young for all professional services rendered during the fiscal years ended December 31, 2003 and December 31, 2002, except for Audit Fees and Audit Related Fees, were approximately $23,000 and $1,500, respectively. The services provided are primarily attributable to the transfer of information to Deloitte & Touche LLP.

The aggregate fees incurred and payable to Price Waterhouse Coopers for professional services rendered during 2003 were approximately $11,000 for review of the sale of our Winding Equipment business to Metar SA and VAT process review.

The Audit Committee pre-approves all audit and permissible non-audit services over $10,000 prior to commencement of services. During fiscal year 2003, the Audit Committee approved 100% of the total fees that were paid to Deloitte & Touche LLP.

The Audit Committee has determined the rendering of all other non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor’s independence.

During the fiscal year ended December 31, 2003, none of the total hours expended on the Company’s financial audit by Deloitte & Touche LLP were provided by persons other than Deloitte & Touche LLP’s full-time permanent employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock by (i) each person (or group of affiliated persons) known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock; (ii) each director of the Company, (iii) each of the Named Executive Officers (as defined below), and (iv) all directors and Named Executive Officers of the Company as a group. Information for the officers and directors is as of March 1, 2003. The address for each individual is 9244 Balboa Avenue, San Diego, California 92123.

Name and Address of Beneficial Ownership	Total Beneficial Ownership (1)		Percentage of Ownership (2)
Montena, SA Herzogstrasse 14, 8044 Z|$$|Adurich, Switzerland	2,582,927		17.9%
Van Den Berg Management 805 Las Cimas Parkway, Suite 430, Austin, TX 78746	2,461,766	(3)	17.1%
Security Management Company, LLC One Security Benefit Place, Topeka, KS 66636-0001	1,669,300		11.6%
Royce & Associates, LLC 1414 Avenue of the Americas, 9th Floor, New York, NY 10019	860,900		6.0%
José L. Cortes	2,582,927	(4)	17.9%
Carlton J. Eibl	441,555	(5)	3.1%
Richard D. Balanson	294,649	(6)	2.0%
Tesfaye Hailemichael	0	(7)	—
Richard Smith	93,797	(8)	*
Robert Guyett	24,000	(9)	*
Mark Rossi	29,000	(10)	*
Jean Lavigne	21,000	(11)	*
All directors and executive officers as a group (8 persons)	3,486,928	(12)	24.2%

*	Less than one percent.

(1)	Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table or included in filings with the Securities and Exchange Commission. The Company understands that, except as footnoted, each person in the table has sole voting and investment power for shares beneficially owned by such person, subject to community property laws where applicable. In November 2002, certain members of the Board of Directors and the executive officers of the Company surrendered stock options with exercise prices above $10 per share in exchange for the issuance in late May 2003 of substitute stock options with exercise prices equal to the then-prevailing market price of the Common Stock on the actual date of grant. See “Report on Repricing of Options” below.

(2)	Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2004 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 14,394,668 shares of Common Stock outstanding on March 1, 2004.

(3)	Of the total of 2,461,766 shares, Van Den Berg Management has sole voting power over 45,780 shares and shared voting power with respect to the balance and has sole power to dispose of 45,780 shares and shared dispositive power with respect to the balance.

(4)	Consists of 2,582,927 shares held by Montena, SA. Mr. Cortes is a principal in Montena, SA. Mr. Cortes may be deemed to exercise voting and investment power over such shares. Mr. Cortes disclaims beneficial ownership of such shares, except to his proportionate interest therein.

(5)	Consists of 16,525 shares of Common Stock held by Mr. Eibl personally and an option to purchase 425,030 shares of Common Stock.

(6)	Consists of 6,260 shares of Common Stock held by Dr. Balanson personally and an option to purchase 288,389 shares of Common Stock.

(7)	Mr. Hailemichael became the Company’s Vice President — Finance, Chief Financial Officer and Treasurer on October 6, 2003.

(8)	Consists of 18,297 shares of Common Stock held by Mr. Smith personally and an option to purchase 75,500 shares of Common Stock.

(9)	Consists of 8,000 shares of Common Stock owned by Mr. Guyett personally and an option to purchase 16,000 shares of common Stock.

(10)	Consists of an option to purchase 29,000 shares of Common Stock.

(11)	Consists of 5,000 shares of Common Stock owned by Mr. Lavigne personally and an option to purchase 16,000 shares of Common Stock.

(12)	Includes options to purchase 849,919 shares of Common Stock.

EXECUTIVE COMPENSATION

Compensation of Directors

During the year ended December 31, 2003, each director of the Company received compensation of $6,250 per quarter and $1,000 per Board and Committee meeting attended ($500 per Board or Committee telephonic meeting in which such director participates), except that Mr. Eibl did not receive any compensation for his service as a director other than compensation paid under his Transition Services Agreement. See “Employment Contracts, Termination of Employment and Change-In-Control Arrangements”. For the year ending December 31, 2004, each director of the Company will receive compensation of $4,375 per quarter and $1,000 per Board and Committee meeting attended ($500 for a telephonic Board meeting in which such director participates).

Directors of the Company receive, as additional compensation for their services as directors, including committees on which they serve, (a) a grant, at the time of their election or appointment, of an option to purchase 10,000 shares of Common Stock under the Company’s 1995 Stock Option Plan, and (b) an annual grant each year thereafter of an option to purchase 3,000 shares of Common Stock under the 1995 Plan, provided that in the fiscal year ended December 31, 2003 all continuing directors were granted an option to purchase 6,000 shares of Common Stock under the 1995 Plan inconsideration for not receiving an annual grant under the 1995 Plan in the fiscal year ended December 31, 2002.

In addition, certain directors of the Company were issued substitute options in the year ended December 31, 2003 for options cancelled in the year ended December 31, 2002. See “Report on Repricing of Options.”

Executive Officers of the Company

The executive officers of the Company, their positions with the Company and experience are set forth below.

Name	Position(s)	Age
Richard D. Balanson, Ph.D.	President and Chief Executive Officer	54

Tesfaye Hailemichael	Vice President — Finance, Chief Financial Officer and Treasurer	54

Richard Smith	Executive Vice President, Strategic Business Development and Secretary	62

The officers of the Company hold office at the discretion of the Board. During the fiscal year ended December 31, 2003, the officers of the Company devoted substantially all of their business time to the affairs of the Company for the period in which they were employed, and they intend to do so during the fiscal year ending December 31, 2004.

Background

Richard D. Balanson, Ph.D.  Dr. Balanson has been President of the Company since May 2002 and the Company’s Chief Executive Officer since April 2003. See “Proposal 1 — Election of Directors” for additional biographical information on Dr. Balanson.

Tesfaye Hailemichael.  Mr. Hailemichael joined the Company as Vice President and CFO in October 2003. From 2001 to 2003, he served as Chief Financial Officer of Raidtec Ltd., a provider of network attached storage and storage area network products. From 1998 to 2001, he was Chief Operating Officer, CFO and a Director of Transnational Computer Technology, a software and e-Business development company, and from 1990 to 1998, he served as Vice President of Finance and CFO of Dot Hill a provider of host-attached and network-attached storage solutions to the open-systems marketplace.

Richard Smith.  Mr. Smith was appointed Executive Vice President in December 2002. From 2000 through 2002, he was Senior Vice President of Business Development of our former Electronic Components Group. From 1994 to 2000, Mr. Smith held a variety of management positions within Maxwell’s subsidiaries. Prior to 1994, Mr. Smith held a variety of executive positions at Teledyne, including President of its microwave, electronics, micronetics and kinetics business and vice president of engineering and programs for the aeronautics business. Mr. Smith has held other senior management positions in engineering, sales and business development in the electronics industry during his 40 years of experience.

Compensation of Executive Officers

The following table shows for each of the three fiscal years ending December 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other two most highly compensated executive officers at December 31, 2003 whose salary and bonus was in excess of $100,000, the Company’s former Chief Executive Officer, and one former executive officer who departed from the Company in fiscal year 2003 (collectively, the “Named Executive Officers”):

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation
Name and Principal Position	Year	Salary		Bonus	Securities Underlying Options		All Other Compensation(2)
Richard D. Balanson, Ph.D	2003	$331,650	(3)	—	439,710	(4)	$6,000
President and Chief Executive Officer	2002	$303,846		—	60,000		$54,082
	2001	$285,557		—	—		$5,100

Carlton J. Eibl (5)	2003	$331,770	(6)	—	200,000	(7)	$2,400
Former Chief Executive Officer	2002	$427,000		—	100,000		$2,200
	2001	$453,346		—	—		$2,507

Tesfaye Hailemichael (8)	2003	$42,308		—	165,000		$8,617	(9)
Vice President — Finance, Chief	2002	—		—	—		—
Financial Officer and Treasurer	2001	—		—	—		—

Richard Smith (10)	2003	$200,000		$60,000	107,500	(11)	$6,000
Vice President, Strategic Business	2002	$200,492		—	56,000		$5,792
Business Development and Secretary	2001	—		—	—		—

James A. Baumker (12)	2003	$290,362		—	140,000	(13)	$2,400
Former Vice President — Finance, Chief	2002	$187,884		—	40,000		$15,407
Financial Officer and Treasurer	2001	$164,423		—	30,000		$2,729

(1)	Excludes perquisites and other personal benefits, securities or property which aggregate the lesser of $50,000 or 10% of the total of annual salary and bonus.

(2)	All other compensation is comprised of the Company’s nondiscretionary matching contribution to its 401(k) plan with the exception of a $15,000 loan to James A. Baumker that was forgiven by the Company in fiscal 2002 and $50,000 in relocation expenses paid for Dr. Balanson in fiscal 2002.

(3)	In May 2003 Dr. Balanson’s annual salary became $325,000. Prior to May 2003, Dr. Balanson’s annual salary was $275,000.

(4)	Includes substitute options issued in fiscal 2003 to purchase 274,710 shares. See “Report on Repricing of Options.”

(5)	Mr. Eibl’s employment as Chief Executive Officer terminated on April 6, 2003.

(6)	$114,961.56 in salary was paid prior to the termination of Mr. Eibl’s employment as Chief Executive Officer and $246,808.58 was paid pursuant to a transition services agreement. See “Employment Contracts, Termination of Employment and Change-In-Control Arrangements.”

(7)	Includes substitute options issued in fiscal 2003 to purchase 200,000 shares. See “Report on Repricing of Options.”

(8)	Mr. Hailemichael’s employment as Vice President — Finance, Chief Financial Officer and Treasurer commenced on October 6, 2003.

(9)	Amount represents additional compensation paid to Mr. Hailemichael for relocation expenses.

(10)	Mr. Smith’s employment as Vice President, Strategic Business Development and Secretary commenced on December 9, 2002.

(11)	Includes substitute options issued in fiscal 2003 to purchase 32,500 shares. See “Report on Repricing of Options.”

(12)	Mr. Baumker’s employment as Vice President — Finance, Chief Financial Officer and Treasurer terminated on October 31, 2003.

(13)	Includes substitute options issued in fiscal 2003 to purchase 104,000 shares. See “Report on Repricing of Options.”

Option Grants in Last Fiscal Year

The following table sets forth information concerning the stock option grants made to each of the Named Executive Officers during the 2003 fiscal year. No stock appreciation rights were granted to any of the Named Executive Officers during the 2003 fiscal year. The stock option grants shown in this table were made under the Company’s 1995 Stock Option Plan and 1999 Director Stock Option Plan.

			Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal 2003	Exercise or Base Price Per Share	Expiration Date	5%	10%
Richard D. Balanson, Ph.D.	50,000	(2)	2.68%	$6.18	09/30/2009	$105,089.55	$238,412.35
	2,386	(3)	0.13%	$6.18	08/18/2009	$5,014.87	$11,377.04
	50,000	(4)	2.68%	$6.18	08/10/2009	$105,089.55	$238,412.35
	37,324	(5)	2.00%	$6.18	01/10/2010	$93,902.73	$218,833.29
	75,000	(6)	4.02%	$6.18	12/01/2010	$221,300.60	$530,053.41
	60,000	(7)	3.22%	$6.18	01/29/2012	$204,432.50	$503,527.00
	35,276		1.89%	$6.18	05/19/2013	$137,102.60	$347,444.91
	64,724		3.47%	$6.18	05/19/2013	$251,554.28	$637,487.93
	65,000		3.47%	$7.44	12/19/2013	$304,133.44	$770,733.86

Carlton J. Eibl	10,000	(8)	0.54%	$6.18	01/28/2009	$21,017.91	$47,682.47
	90,000	(9)	4.82%	$6.18	12/01/2010	$265,560.72	$636,064.10
	100,000	(10)	5.36%	$6.18	01/29/2012	$340,720.84	$839,211.67

Tesfaye Hailemichael	77,096		4.13%	$8.35	10/28/2013	$404,851.92	$1,025,974.26
	47,904		2.57%	$8.35	10/28/2013	$251,556.85	$637,494.43
	40,000		2.14%	$7.44	12/19/2013	$187,159.04	$474,297.76

Richard Smith	35,000		1.88%	$6.18	05/19/2013	$136,029.91	$344,726.49
	7,500	(11)	0.40%	$6.18	01/31/2010	$18,869.10	$43,973.04
	25,000	(12)	1.34%	$6.18	12/01/2010	$73,766.87	$176,684.47
	28,335		1.52%	$7.44	12/19/2013	$132,578.79	$335,980.67
	11,665		0.63%	$7.44	12/19/2013	$54,580.26	$138,317.08

James Baumker	10,000	(13)	0.54%	$6.18	12/30/2003	$3,090.00	$344,726.49
	16,000	(14)	0.86%	$6.18	12/30/2003	$4,944.00	$43,973.04
	40,000	(15)	2.14%	$6.18	12/30/2003	$12,360.00	$176,684.47
	8,000	(16)	0.43%	$6.18	12/30/2003	$2,472.00	$335,980.67
	30,000	(17)	1.61%	$6.18	12/30/2003	$9,270.00	$138,317.08

(1)	There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10 year option term will be at the assumed 5% and 10% compounded annual rates or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.

(2)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 50,000 shares. See “Report on Repricing of Options.”

(3)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 2,386 shares. See “Report on Repricing of Options.”

(4)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 50,000 shares. See “Report on Repricing of Options.”

(5)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 37,324 shares. See “Report on Repricing of Options.”

(6)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 75,000 shares. See “Report on Repricing of Options.”

(7)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 60,000 shares. See “Report on Repricing of Options.”

(8)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 10,000 shares. See “Report on Repricing of Options.”

(9)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 90,000 shares. See “Report on Repricing of Options.”

(10)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 100,000 shares. See “Report on Repricing of Options.”

(11)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 7,500 shares. See “Report on Repricing of Options.”

(12)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 25,000 shares. See “Report on Repricing of Options.”

(13)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 10,000 shares. See “Report on Repricing of Options.”

(14)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 16,000 shares. See “Report on Repricing of Options.”

(15)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 40,000 shares. See “Report on Repricing of Options.”

(16)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 8,000 shares. See “Report on Repricing of Options.”

(17)	Includes substitute options issued in fiscal 2003 to purchase options to purchase 30,000 shares. See “Report on Repricing of Options.”

Fiscal Year End Option Values

Shown below is information for each Named Executive Officer with respect to the value of stock options exercised by such person in fiscal 2003, measured in terms of the closing price of Common Stock on the date of exercise; and the value of unexercised options to purchase Common Stock held by such person, measured in terms of the closing price of the Common Stock on December 31, 2003.

Option Exercises Table
From 1/1/2003 to 12/31/2003

			Number of Unexercised Options As of 12/31/2003		Value In-The-Money Options
Optionee Name	Shares Acquired on Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard D. Balanson	0	$0.00	262,924	229,465	$193,425.00	$151,308.00
James Baumker	54,000	$61,559	0	0	$0.00	$0.00
Carlton J. Eibl	0	$0.00	395,030	88,000	$103,040.00	$80,960.00
Tesfaye Hailemichael	0	$0.00	0	165,000	$0.00	$0.00
Richard Smith	0	$0.00	68,000	95,500	$192,760.00	$38,180.00

(1)	Represents the fair market value of the underlying shares on the date of exercise less the exercise price.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves as a member of the board of directors or compensation committee of an entity that has an executive officer serving as a member of the Board or Compensation Committee.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

Richard D. Balanson, Ph.D.

In August 2003, the Company entered into an employment agreement with Dr. Balanson pursuant to which he serves as the Company’s President and Chief Executive Officer. The agreement provides for a base salary of $325,000 per year, which is subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Dr. Balanson is eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Dr. Balanson’s success in achieving specified performance targets.

If Dr. Balanson’s employment is terminated by the Company without cause, (a) he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to his annual base salary in effect on the date of termination, and (b) all stock options then held by Dr. Balanson will continue to vest according to their terms until the first anniversary of the termination date and shall be exercisable to the extent so vested until the 60th day following the first anniversary of the date of termination.

If Dr. Balanson’s employment is terminated by Dr. Balanson in connection with a change in control, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus two cash payments, each equal to his annual base salary (the first such payment to be paid within 30 days and the second such payment to be paid within 1 year), plus a continuation of all benefit coverages for one year. In addition, upon any such termination event, all stock options held by Dr. Balanson will accelerate and become immediately exercisable.

Carlton J. Eibl

In November 1999, the Company entered into an Employment Agreement with Mr. Eibl pursuant to which he became the president and chief executive officer of the Company effective December 1, 1999. The agreement provided for a base salary of $425,000 per year, reviewed annually, with an annual bonus opportunity targeted at 100% of base salary, to be determined by the Board of Directors. Such bonus was based on financial and non-financial performance targets set by the Board of Directors. The agreement also provided for the grant of special, non-qualified options to purchase 294,030 shares of Common Stock at an exercise price of $8.75 per share, with monthly vesting over 48 months commencing in December 1999.

Under the agreement, Mr. Eibl became immediately vested in all of his options, and received payments equal to twice his annual salary then in effect, in the event he terminated his employment in connection with a change of control. If Mr. Eibl’s employment was terminated without cause, he was to be paid an amount equal to his annual base salary in effect on the date of termination plus his target bonus for that year, and his stock options were to continue to vest for one year following such termination.

In April 2003 Mr. Eibl and the Company mutually agreed to terminate his employment agreement and enter into a transition services agreement. Pursuant to that agreement Mr. Eibl shall, through 2004, (a) oversee and assist the strategic development of the Company’s patent estate, (b) assist with corporate governance and (c) manage the intellectual property assets and contractual obligations of the Company’s PurePulse Technologies subsidiary, which suspended operations in September 2002. From April 2003 through December 2004, Mr. Eibl will receive total compensation for such services of $437,000. In addition, Mr. Eibl is entitled to retain his stock options for so long as he continues to serve as a member of the Company’s Board of Directors or otherwise is an eligible participant under the Company’s stock option programs. Mr. Eibl has agreed not to sell any shares of the Company’s stock, including shares acquired upon the exercise of stock options, until after 2004.

Tesfaye Hailemichael

In December 2003 the Company entered into an employment agreement with Mr. Hailemichael pursuant to which he serves as the Company’s Vice President — Finance, Chief Financial Officer and Treasurer. The agreement provides for a base salary of $200,000 per year, which is subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Mr. Hailemichael is eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Mr. Hailemichael’s success in achieving specified performance targets.

If Mr. Hailemichael’s employment is terminated by the Company without cause, (a) he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to one-half his annual base salary in effect on the date of termination, and (b) all stock options then held by Mr. Hailemichael will continue to vest according to their terms until the six month anniversary of the termination date and shall be exercisable to the extent so vested until the 60th day following the six month anniversary of the date of termination.

If Mr. Hailemichael’s employment is terminated by Mr. Hailemichael in connection with a change in control, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus two cash payments, each equal to one-half his annual base salary (the first such payment to be paid within 30 days and the second such payment to be paid within 1 year), plus a continuation of all benefit coverages for six months. In addition, upon any such termination event, all stock options held by Mr. Hailemichael will accelerate and become immediately exercisable.

Richard Smith

In December 2003 the Company entered into an employment agreement with Mr. Smith pursuant to which he serves as the Company’s Vice President, Strategic Business Development and Secretary. The agreement provides for a base salary of $200,000 per year, which is subject to annual review and adjustment by the Compensation Committee. Under the terms of the agreement, Mr. Smith is eligible to receive a cash bonus of up to 50% of his then-current base salary, depending upon the Board’s determination of Mr. Smith’s success in achieving specified performance targets.

If Mr. Smith’s employment is terminated by the Company without cause, (a) he will be entitled to receive all accrued salary and bonus through the date of termination, plus an amount equal to one-half his annual base salary in effect on the date of termination, and (b) all stock options then held by Mr. Smith will continue to vest according to their terms until the six month anniversary of the termination date and shall be exercisable to the extent so vested until the 60th day following the six month anniversary of the date of termination.

If Mr. Smith’s employment is terminated by Mr. Smith in connection with a change in control, he will be entitled to receive all accrued salary and bonuses through the date of termination, plus two cash payments, each equal to one-half his annual base salary (the first such payment to be paid within 30 days and the second such payment to be paid within 1 year), plus a continuation of all benefit coverages for six months. In addition, upon any such termination event, all stock options held by Mr. Smith will accelerate and become immediately exercisable.

Certain Transactions

Transaction with Dr. Balanson.  Dr. Balanson received a $120,000 loan on his date of hire in August 1999, which was forgivable 36 months thereafter provided that Dr. Balanson did not resign from the Company prior to that time. The loan and its forgiveness was extended in May 2002 to May 2004. The current balance owed under the loan is $120,000.

Report on Repricing of Options

In accordance with the rules of the Securities and Exchange Commission, this Report on Repricing of Options is not intended to be “filed” or “soliciting material” or subject to Regulations 14A or 14C or Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated into any other filing by the Company with the Securities and Exchange Commission.

The Board of Directors of the Company believes that hiring and retaining key employees, directors and service providers is central to implementing its business plan. In furtherance of these goals, in the fourth quarter of 2002 the Board of Directors implemented an option exchange program. This program entitled certain of the Named Executive Officers and outside directors who held options with exercise prices over $10.00 per share to tender their options to the Company. In November 2002 853,461 options were surrendered to the Company. The Company granted 853,461 substitute options on May 19, 2003. All of these substitute options have a per share exercise price of $6.18, the closing price of the Company’s Common Stock on NASDAQ on the date of grant.

The following table presents certain information concerning the exchange program, including (a) the name of each Named Executive Officer and outside director who participated in the exchange program, (b) the date of each repricing, (c) the number of securities underlying the cancelled options, (d) the price per share of the underlying security at the time of repricing, (e) the original exercise price of the cancelled option, and (f) the original option term remaining at the date of repricing.

Ten-Year Option Repricings

Name	Date	Number of Securities Underlying Options Repriced	Market Price of Stock At Time of Repricing Or Amendment	Exercise Price At Time of Repricing Or Amendment	New Exercise Price	Length Of Original Option Term Remaining At Date Of Repricing
Richard D. Balanson,	05/19/2003	60,000	$6.18	$10.31	$6.18		104 months
President and Chief	05/19/2003	37,324	$6.18	$10.88	$6.18		80 months
Executive Officer	05/19/2003	50,000	$6.18	$13.13	$6.18		76 months
	05/19/2003	75,000	$6.18	$13.81	$6.18		91 months
	05/19/2003	2,386	$6.18	$14.67	$6.18		85 months
	05/19/2003	50,000	$6.18	$23.63	$6.18		75 months
Carlton J. Eibl	05/19/2003	100,000	$6.18	$10.31	$6.18		104 months
Former Chief	05/19/2003	90,000	$6.18	$13.81	$6.18		91 months
Executive Officer	05/19/2003	10,000	$6.18	$32.75	$6.18		68 months
Richard Smith	05/19/2003	7,500	$6.18	$11.81	$6.18		80 months
Vice President,	05/19/2003	25,000	$6.18	$13.81	$6.18		91 months
Strategic Business
Development and Secretary
James A. Baumker	05/19/2003	40,000	$6.18	$10.31	$6.18		7 months (1)
Former Vice	05/19/2003	10,000	$6.18	$11.75	$6.18		7 months (1)
President-Finance	05/19/2003	8,000	$6.18	$12.00	$6.18		7 months (1)
Chief Financial Officer
and Treasurer
Kenneth Potashner	05/19/2003	3,000	$6.18	$15.70	$6.18	48	months
Former Director	05/19/2003	31,251	$6.18	$19.50	$6.18	48	months
	05/19/2003	60,000	$6.18	$24.63	$6.18	48	months
Jean Lavigne	05/19/2003	10,000	$6.18	$11.81	$6.18	80	months
Director	05/19/2003	3,000	$6.18	$15.70	$6.18	95	months
Mark Rossi	05/19/2003	10,000	$6.18	$11.81	$6.18	80	months
Director	05/19/2003	3,000	$6.18	$15.70	$6.18	95	months
	05/19/2003	6,000	$6.18	$28.81	$6.18	56	months
	05/19/2003	7,000	$6.18	$32.75	$6.18	68	months

(1)	Period represents the term during which Mr. Baumker’s options may be exercised pursuant to the provisions of the 1995 Stock Option Plan, which provides for a reduced exercise period upon termination of employment with the Company.

Stock options are intended to provide incentives to the Company’s officers, directors, employees and consultants. The Compensation Committee believes that such equity incentives are a significant factor in the Company’s ability to attract, retain and motivate service providers who are critical to its long term success. The disparity between the original exercise prices of the Company’s outstanding stock options and the market price for the Common Stock did not provide, in the judgment of the Compensation Committee, a meaningful incentive or retention device to those who received options with exercise prices over $10.00 per share and, therefore, the Compensation Committee determined that offering the exchange program was in the best interest of the Company and its stockholders.

COMPENSATION COMMITTEE
Mark Rossi
Robert Guyett
Jean Lavigne
José Cortes

Stockholder Return Performance Presentation

Set forth below is a line graph comparing the cumulative total return to stockholders on the Common Stock with the cumulative total return on the Nasdaq and the Russell 2000 Index over a 65-month period consisting of the Company’s last five full fiscal years and the five-month period ending December 31, 1999. The Company has selected the Russell 2000 Index, consisting of issuers with relatively small market capitalization (as is the case with the Company), for this comparison rather than a peer group or published industry or line-of-business index because the Company’s operations are in several industries and are not readily comparable to any peer group or single published industry or line-of-business index.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee, composed solely of outside directors, makes recommendations concerning salaries and incentive compensation, administers and awards stock options to employees and consultants under the Company’s equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Rossi, Guyett, Lavigne and Cortes.

Compensation Philosophy

The Board’s executive compensation program strongly links management pay with the Company’s annual and long-term performance. The program is intended to attract, motivate and retain senior management by providing compensation opportunities that are consistent with Company performance. The program provides for base salaries which reflect such factors as level of responsibility, individual performance, internal fairness and external competitiveness; annual incentive cash bonus awards which are payable upon the Company’s achievement of annual financial and management objectives approved by the Board; and long-term incentive opportunities in the form of stock options and other equity incentives which strengthen the mutuality of interest between management and the Company’s stockholders. Each executive officer’s target total annual compensation (i.e., salary plus bonus) is determined after a review of data regarding similarly situated executives at firms of similar size and business orientation. While the income tax implications of the compensation program to the Company and its executive officers are continually assessed, including the $1 million per covered employee limitation on the compensation expenses deductible by the Company, they are not presently a significant factor in the administration of the program.

The Company strives to provide compensation opportunities that emphasize effectively rewarding management for the achievement of critical performance objectives. The Committee supports a pay-for-performance policy that determines compensation amounts based on Company and individual performance. While the establishment of base salaries turns principally on the factors noted above, annual incentive bonuses for senior corporate executives are based on the performance of the Company as a whole. In addition, the program provides stock incentive opportunities designed to align the interests of executives and other key employees with other stockholders through the ownership of Common Stock. The following is a discussion of each of the elements of the Company’s executive compensation program including a description of the decisions and actions taken by the Committee with respect to compensation in fiscal year 2003 for the Chief Executive Officer and all executive officers as a group.

Management Compensation Program

Compensation paid to the Company’s executive officers consists of the following elements: base salary, annual incentive cash bonuses, and stock option awards.

Base Salary

With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors, including recommendations of the Chief Executive Officer (other than with respect to his compensation), the executive’s levels of responsibility and individual performance, and the salaries of similar positions in the Company and in comparable companies in the Company’s industry. The Committee believes that its process for determining and adjusting the base salary of executive officers is fully consistent with sound personnel practices. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part the prior year’s business and individual performance achievements.

Annual Incentive Compensation

The Company’s annual cash incentive bonus program for executive officers is based on the achievement of annual performance targets and other management objectives which are established annually, but which are subject to adjustment as the Committee deems appropriate. The Company’s targets and objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal-building stockholder value. Final calculation of the Company’s financial performance and determination and payment of the awards is made as soon as is practicable after the completion of the Company’s fiscal year. Individual incentive bonus awards to executive officers for the Company’s 2003 fiscal year were determined by the Committee based on its subjective assessment of the performance targets and other management objectives.

Long-Term Incentives

Stock option awards consist of awards under the Company’s 1995 Stock Option Plan and 1999 Director Stock Option Plan (collectively, the “Incentive Plans”). Discretionary stock-based awards are intended to create an opportunity for employees of the Company to acquire an equity ownership interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. The compensatory and administrative features of the Incentive Plans conform in all material respects to the design of standard comparable plans in its industry and are, in the Committee’s estimation, fair and reasonable.

Chief Executive Officer Compensation

Dr. Balanson’s base salary became $325,000 in May 2003. See “Employment Contracts, Termination of Employment and Change-In-Control Agreements.” Prior to May 2003 Dr. Balanson’s base salary was $275,000. Dr. Balanson did not receive an incentive bonus for the fiscal year ended December 31, 2003. Dr. Balanson was granted the following options in the fiscal year ended December 31, 2003: (a) 35,276 options at $6.18 per share on May 19, 2003; (b) 64,724 options at $6.18 per share on May 19, 2003 and (c) 65,000 options at $7.44 per share on December 19, 2003. In addition, Dr. Balanson received substitute options to purchase 274,210 shares at $6.18 per share in the fiscal year ended December 31, 2003. See “Report on Repricing of Options.”

In the fiscal year ended December 31, 2003 Mr. Eibl was paid base salary at the rate of $425,000 per year until his employment as the Company’s Chief Executive Officer was terminated in April 2003. See “Employment Contracts, Termination of Employment and Change-In-Control Agreements.” Mr. Eibl did not receive an incentive bonus for the fiscal year ended December 31, 2003. Mr. Eibl received substitute options to purchase 200,000 shares at $6.18 per share in the fiscal year ended December 31, 2003. See “Report on Repricing of Options.”

Section 162(m) Of The Internal Revenue Code

Section 162(m) of the Code generally limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year, which is subject to the deduction limit, will exceed $1 million. The Committee has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant shall be treated as “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee has not yet established a policy for determining which other forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

Dated: February 26, 2004

COMPENSATION COMMITTEE
Mark Rossi
Robert Guyett
Jean Lavigne
José Cortes

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires “insiders,” including the Company’s executive officers, directors and beneficial owners of more than 10% of the Common Stock, to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission and Nasdaq, and to furnish the Company with copies of all Section 16(a) forms they file. To the best of our knowledge, based solely on our review of the copies of such forms received by the Company, or written representations from reporting persons that no Form 5’s were required for those persons, the Company believes that the insiders have complied with all applicable Section 16(a) filing requirements during fiscal 2003, except that Montena SA, the Swiss entity from which we acquired an additional high reliability power business focused on ultracapacitors and high-voltage capacitors, as well as additional design and production capabilities, made one late filing with respect to a transaction in September 2003.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for inclusion in the proxy statement and form of proxy to be used in connection with the 2005 Annual Meeting of Stockholders of the Company, provided such proposals are received by the Company no later than December 1, 2004 and are otherwise in compliance with applicable laws and regulations. If a stockholder notifies the Company in writing prior to March 1, 2005, that he or she intends to present a proposal at the Company’s 2005 Annual Meeting of Stockholders, the proxyholders designated by the Board of

Directors may exercise their discretionary voting authority with regard to the stockholder’s proposal only if the Company’s proxy statement discloses the nature of the stockholder’s proposal and the proxyholder’s intentions with respect to the proposal. If the stockholder does not notify the Company by such date, the proxyholders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

OTHER BUSINESS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented at the meeting.

INCORPORATION BY REFERENCE

The rules of the Securities and Exchange Commission, or SEC, allow the Company to “incorporate by reference” certain information into this proxy statement, which means that the Company can disclose important information to you by referring you to another document the Company is providing to you. This proxy statement incorporates by reference the consolidated financial statements and the notes related thereto contained in our Summary Annual Report and Form 10-K for the year ended December 31, 2003, a copy of which is being furnished to you with this proxy statement. Copies of all documents incorporated by reference may be obtained by written request of the Company’s Secretary at Maxwell Technologies, Inc., 9244 Balboa Avenue, San Diego, California 92123.

By Order of the Board of Directors
Richard Smith
Secretary

April 8, 2004
San Diego, California

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

EXHIBIT “A”

AUDIT COMMITTEE CHARTER

I.	Organizational Matters

A.    Formation; Purpose.  The Audit Committee is appointed by the Board to assist the Board in fulfilling their oversight responsibility to shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, the independent auditors, the internal auditors and management of the Company.

B.    Membership Qualifications.

1.  The Audit Committee shall be comprised of at least three (3) members of the Company’s Board of Directors.

2.  Members of the Audit Committee shall have no relationship that may interfere with their independence from management and the Company or with the exercise of their duties as committee members.

3.  Each member shall meet the independence standards of (a) Rule 4200(a)(14) of the Nasdaq Marketplace Rules (during such time as the Company’s Common Stock is quoted on the Nasdaq Stock Market), or of the exchange on which the Company’s securities are listed, (b) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), and (c) the rules and regulations of the Securities and Exchange Commission (“SEC”).

4.  All members shall be financially literate, and at least one member of the Audit Committee shall qualify as an Audit Committee financial expert under Item 401(h) of SEC Regulation S-K.

C.    Powers of the Committee.  In the exercise of its responsibilities hereunder:

1.  The Audit Committee shall have the sole authority to appoint and, when deemed appropriate, replace the Company’s independent auditors.

2.  The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee, and the Company shall provide appropriate funding for the compensation of such consultants.

3.  The Audit Committee shall have full and unfettered access to all books, records, facilities, and personnel of the Company.

4.  The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

5.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members as appropriate, including the authority to grant pre-approvals of permitted non-audit services, provided that any decision of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next meeting.

D.    Review of Charter.  The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

II.	Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process and the underlying system of internal controls on behalf of the Board and report the results of its activities to the Board. The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

A.    Appointment and Review of Independent Auditors.

1.  Appoint the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board. The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee, as representatives of the Company’s shareholders. The independent auditing firm may not be appointed if any senior management personnel of the Company had been employed by such firm and had participated in any audit of the Company during the one-year period preceding the initiation of the current audit.

2.  Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors. Ensure the rotation of audit personnel as required by law.

3.  Pre-approve the fees to be paid to the independent auditors for audit services.

4.  Oversee the work of the independent auditors, including resolution of any disagreements between management and the independent auditors regarding financial reporting issues.

5.  Pre-approve the retention of the independent auditors for any non-audit service and the fee for such service, subject to the de minimus exception contained in Section 10A(i)(1)(B) of the Exchange Act (which services shall be approved by the Audit Committee prior to completion of the audit for such year). With respect to general tax analysis and advice, such pre-approval may be on an annual basis based on the expected activities for the succeeding year. Such non-audit services may not include any services prohibited by law.

6.  Receive periodic reports from the independent auditors regarding the auditor’s independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, discuss such reports with the auditors, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

7.  Evaluate the performance of the independent auditors and, whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, replace the independent auditors.

8.  Recommend guidelines for the Company’s hiring of employees of the independent auditors who participated in any capacity in the audit of the Company.

B.    Audit Planning and Review and Related Matters.

1.  Meet with the independent auditors prior to the audit to review the overall scope of the audit, the planning and staffing thereof and the proposed fees therefor.

2.  Review with management and the independent auditors the annual audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K).

3.  Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management.

4.  Discuss with management and the independent auditors the adequacy and effectiveness of the Company’s financial staff and accounting and financial controls, including the Company’s systems to monitor and manage business risk, and the Company’s legal and ethical compliance programs.

5.  Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

6.  Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

8.  Discuss with the independent auditors significant matters with respect to which they consulted their national office, and, if so determined by the Audit Committee, discuss such matters with the national office of the independent auditors.

9.  Meet with the chief financial officer and the independent auditors in separate executive sessions to discuss issues relating to the annual audited financial statements. Inquire of the independent auditors as to whether any director, officer or employee of the Company has attempted to fraudulently influence, coerce, manipulate or mislead the auditors.

10.  Review any disclosures made to the Audit Committee by the chief executive officer and/or chief financial officer during their certification process for the Form 10-K regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11.  Obtain confirmation from the independent auditors that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

12.  Review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

13.  Based upon its reviews and discussions, the Audit Committee shall recommend to the Board of Directors as to whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

14.  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

15.  Review the content and clarity of communications with the public regarding annual operating results prior to their release.

C.    Review of Quarterly Financial Statements and Related Matters.

1.  Review with management and the independent auditors the Company’s quarterly financial statements and management’s discussion and analysis of financial condition and results of operations prior to the filing of the Company’s Form 10-Q.

2.  Review with management and the independent auditors the results of the independent auditors’ reviews of the quarterly financial statements.

3.  Review and discuss reports from the independent auditors on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management.

4.  Discuss with the independent auditors significant matters with respect to which they consulted their national office, and, if so determined by the Audit Committee, discuss such matters with the national office of the independent auditors.

5.  Meet each quarter with the chief financial officer and the independent auditors in separate executive sessions to discuss issues relating to the quarterly financial statements. Inquire of the independent auditors as to whether any director, officer or employee of the Company has attempted to fraudulently influence, coerce, manipulate or mislead the auditors.

6.  Review any disclosures made to the Audit Committee by the chief executive officer and/or chief financial officer during their certification process for the Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7.  Review the content and clarity of communications with the public regarding operating results for each of the first three fiscal quarters of each year prior to their release.

D.    General Oversight Responsibilities.

1.  Review the content and clarity of all material communications with the public regarding changes in financial projections prior to their release.

2.  Meet periodically with management to review the Company’s major risk exposures, including financial, industry and operational risks, and the steps management has taken to monitor and control such exposures.

3.  At least annually, review the Company’s “critical accounting policies” with management and the independent auditors.

4.  Review major changes to the Company’s auditing and accounting policies, principles and practices as suggested by the independent auditors or management.

5.  Obtain reports from management, and, if so determined by the Audit Committee, from the independent auditors that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct, including disclosures of insider and affiliated party transactions.

6.  Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

7.  Review with counsel legal compliance matters including corporate securities trading policies and other legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

8.  Establish procedures for receiving, retaining and investigating reports of illegal acts involving the Company detected by the independent accountants or others and, in accordance with such procedures, supervise the investigation of such reports of illegal acts, review the actions taken or to be taken by the Company to remediate such illegal acts, and, if appropriate, recommend further action by the Board of Directors. Establish procedures for the confidential, anonymous submission by employees of the Company and others of concerns or complaints regarding questionable accounting or auditing matters, and investigate any such concerns or complaints.

9.  Review and approve all related party transactions (as defined in Section 404 of Regulation S-K) involving the Company.

10.  Review and discuss with management and the independent auditors new or proposed accounting rules or pronouncements that may affect the Company.

11.  Review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company’s code of conduct.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

1.	Election of Directors

		FOR	WITHHELD FOR ALL
	Nominees: 01 Mark Rossi 02 Jean Lavigne	☐	☐

WITHHELD FOR: (to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Signature _________________________________ Date _____________________ Signature ________________________________ Date _______________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Daylight Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/mxwl	OR	Telephone 1-800-435-6710	OR	Mail
Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

MAXWELL TECHNOLOGIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

          The undersigned stockholder of MAXWELL TECHNOLOGIES, INC. hereby appoints Richard D. Balanson and Richard E. Smith and each of them with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2004 Annual Meeting of Stockholders of MAXWELL TECHNOLOGIES, INC. to be held on May 6, 2004, at 11:00 a.m., local time, at The Courtyard by Marriott, 8651 Spectrum Center Blvd., San Diego, California 92123 and at any adjournment(s) thereof, with all power, including voting rights, which the undersigned would possess if personally present at said meeting on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE.

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

          The undersigned hereby revokes any prior proxy and ratifies and confirms all that the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned hereby acknowledges receipt of the Notice of the 2004 Annual Meeting of Stockholders and accompanying Proxy Statement dated April 8, 2004.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES. IF NO DIRECTION IS GIVEN, THIS DIRECTION CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.	Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

1.	Election of Directors

		FOR	WITHHELD FOR ALL
	Nominees: 01 Mark Rossi 02 Jean Lavigne	☐	☐

WITHHELD FOR: (to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Signature _________________________________ Date _____________________ Signature ________________________________ Date ______________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲

MAXWELL TECHNOLOGIES, INC.
DIRECTION CARD TO: COMPUTERSHARE, ADMINISTRATOR MAXWELL TECHNOLOGIES, INC. ESPP PLAN

          You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction card, the number of shares of Maxwell Technologies, Inc. Common Stock held for my account in the Maxwell Technologies, Inc. ESPP Plan (the “Plan”) at the Annual Meeting of Stockholders of Maxwell Technologies, Inc., to be held on May 6, 2004, or any adjournment thereof, as marked on the reverse side of this card.

Unless Computershare, as Administrator for the Plan, receives my vote by May 3, 2004, it will not vote the shares allocated to my Plan account.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES. IF NO DIRECTION IS GIVEN, THIS DIRECTION CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION.	Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

1.	Election of Directors

		FOR	WITHHELD FOR ALL
	Nominees: 01 Mark Rossi 02 Jean Lavigne	☐	☐

WITHHELD FOR: (to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

Signature _________________________________ Date _____________________ Signature ________________________________ Date ______________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲

MAXWELL TECHNOLOGIES, INC.
DIRECTION CARD TO: CIGNA BANK & TRUST, TRUSTEE MAXWELL TECHNOLOGIES, INC. 401 (K) PLAN

          You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction card, the number of shares of Maxwell Technologies, Inc. Common Stock held for my account in the Maxwell Technologies, Inc. 401(k) Plan (the “Plan”) at the Annual Meeting of Stockholders of Maxwell Technologies, Inc., to be held on May 6, 2004, or any adjournment thereof, as marked on the reverse side of this card.

Unless Cigna Bank & Trust, as Trustee for the Plan, receives my vote by May 3, 2004, it will not vote the shares allocated to my Plan account.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲